Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations Contacts:	Media Contact:
Keith Terreri or Sheryl Seyer investorrelations@valortelecom.com (972) 373-1296 office (972) 373-1150 facsimile	Cynthia T. Cruz ccruz@valortelecom.com (972) 373-1134 office (469) 420-2540 facsimile
VALOR Communications Group Inc., Names Jerry E. Vaughn
Chief Financial Officer and Grant Raney Chief Operating Officer
IRVING, Texas, Sept. 19, 2005 — VALOR Communications Group Inc. (NYSE:VCG), today announced two key appointments to the company’s senior executive team. Jerry E. Vaughn has been named senior vice president and chief financial officer, effective Oct. 1, 2005. Grant Raney, currently senior vice president of operations, sales and marketing, has also been named chief operating officer (COO), effective immediately. Vaughn and Raney will report to John (Jack) J. Mueller, VALOR’s president and chief executive officer.
“We are excited and very pleased to have Jerry join our company and the ranks of a superior senior executive team,” said Mueller. “Jerry’s leadership and public company experience expand the team’s capacity to manage our business strategically in a highly competitive telecommunications environment. Grant’s appointment as COO recognizes the broad scope of operational responsibility he has held for the past year.”
Vaughn, 60, will relocate to the company’s Irving headquarters and will lead the accounting, finance, investor relations, tax and treasury departments. Most recently, from June 1999 until July 2005, Vaughn was chief financial officer for Louisiana-based U.S. Unwired, where he led the company’s finance and accounting organizations through an initial public stock offering, several high-yield debt and credit facility transactions, acquisitions of complementary businesses and divestitures of assets. U.S. Unwired grew from less than $100 million in revenue to $500 million in revenue before that company was sold to Sprint. Vaughn has 12 years of telecommunications experience and more than 25 years of diversified financial management experience. He has led several large capital market transactions in both the pre- and post- Sarbanes-Oxley environment.
“The timing of VALOR’s recent IPO and recapitalization creates a compelling opportunity to build upon VALOR’s leading industry position as a rural telecommunications service provider,” said Vaughn.
Vaughn will serve as VALOR’s principal financial officer with Randal Dumas continuing as principal accounting officer for U.S. Securities and Exchange Commission reporting. Keith Terreri will also continue as vice president of finance, treasurer and investor relations officer.
-more-
As a founding member of VALOR’s management team, Grant Raney, 45, will continue leading the operations, sales and marketing organizations as senior vice president and chief operating officer. Raney was named senior vice president of operations and engineering in 2001, and his management responsibilities expanded to include the company’s sales and marketing organizations in August 2004. Prior to joining VALOR in February 2000 as operations vice president, Raney served as division vice president at Spectra Communications Group, a partnership of CenturyTel, Inc., a company he joined in 1979.
Raney has more than 25 years of telecommunications industry experience in a variety of roles with increasing responsibilities. He served as VALOR’s principal operations architect during the company’s business start-up in 2000 and was instrumental in the development of the company’s Alternative Form of Regulation Plan, which guides VALOR’s capital investment plan in the State of New Mexico. Raney also was responsible for significantly improving the company’s service quality standards and customer satisfaction measures. Today, he oversees more than 1,100 employees with primary responsibility for interfacing with VALOR’s customers in Arkansas, New Mexico, Oklahoma and Texas.
Vaughn will join Raney, Cynthia B. Nash, senior vice president and chief information officer, and William M. Ojile Jr., senior vice president, chief legal officer and secretary, in reporting to Mueller.
About VALOR Communications Group
VALOR Communications Group (NYSE:VCG) is one of the largest providers of telecommunications services in rural communities in the southwestern United States. The company, through its subsidiary VALOR Telecom, offers to residential, business and government customers a wide range of telecommunications services, including: local exchange telephone services, which covers basic dial-tone service as well as enhanced services, such as caller identification, voicemail and call waiting; long distance services; and data services, such as providing digital subscriber lines. VALOR Communications Group is headquartered in Irving, Texas. For more information, visit www.valortelecom.com.
Safe Harbor Statement
 Certain matters discussed in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “projects” and other similar expressions, which are predictions of or indicate future events and trends, typically identify forward-looking statements. Statements in this press release regarding VALOR Communications Group’s business, which are not historical facts, including the Company’s intention to pay quarterly dividends, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results or the timing of events to differ materially from those described in the forward-looking statements. We cannot assure you that the expectations discussed in these forward-looking statements will be attained. Some of the factors that could cause actual results or the timing of certain events to differ from those described in these forward-looking statements include, without limitation: our leverage and debt service obligations; the terms of our credit facility and our rights and obligations there under; any adverse changes in government regulation; the risk that we may not be able to retain existing customers or obtain new customers; the risk of increased competition in the markets we serve; our financial position, results of operations and availability of capital; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, the risks described in our Prospectus relating to the exchange offer filed with the Securities and Exchange Commission on July 5, 2005 and in our Annual Report on Form 10-K filed on March 31, 2005 with the Securities and Exchange Commission. We disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, the occurrence of future events or otherwise, except as required by law.
###